                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /   Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /   Definitive Proxy Statement
/ /   Definitive Additional Materials
/x/   Soliciting Material Pursuant to Section 240.14a-12

                        BRIDGESTREET ACCOMMODATIONS, INC.
       -------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

       -------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/   No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)     Title of each class of securities to which transaction applies:

      (2)     Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)     Proposed maximum aggregate value of transaction:

      (5)     Total fee paid:

/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)     Amount Previously Paid:

      (2)     Form, Schedule or Registration Statement No.:

      (3)     Filing Party:

      (4)     Date Filed:


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[GRAPHIC]

NEWS RELEASE

FOR IMMEDIATE RELEASE

                        BRIDGESTREET ACCOMMODATIONS, INC.
                         ANNOUNCES FIRST QUARTER RESULTS

         CLEVELAND, OH (May 10, 2000) BridgeStreet Accommodations, Inc. (AMEX:
BDS) today announced a net loss of $1.2 million or ($0.15) per share for the quarter ended March 31, 2000. This compares to net income of $83,000 or $0.01 per share for the quarter ended March 31, 1999. Revenues for the quarter ended March 31, 2000 were $23.4 million, an increase of $200,000, or 1.0% from $23.2 million reported for the quarter a year earlier.

         On March 24, 2000, BridgeStreet announced it had reached an agreement to be acquired by MeriStar Hotels & Resorts, Inc. (NYSE: MMH) in a merger in which each outstanding share of BridgeStreet would be exchanged for $1.50 in cash plus 0.5 shares of MeriStar common stock. Total consideration per share of BridgeStreet is estimated to be approximately $3.00. The merger is subject to approval of the stockholders of BridgeStreet and other customary conditions.

         The estimated projected aggregate value of the transaction includes $24 million for the approximately 8 million outstanding shares of BridgeStreet common stock plus $11 million to retire BridgeStreet's existing debt. Proxy materials were mailed to BridgeStreet stockholders on May 2, 2000 and a stockholder meeting to vote on the merger has been scheduled for May 31, 2000.

         John Danneberg, president and chief executive officer, stated, "The proposed merger with MeriStar will strengthen BridgeStreet's ability to expand its domestic and international operations. During the first quarter, we experienced very good growth in our London operations, but in the U.S. markets we felt the effects of the Y2K related slowdown that we experienced in the second half of 1999. With our increasing focus on the Fortune 2000 business traveler and major consulting companies, the merger with MeriStar will provide good marketing synergies for BridgeStreet."

         BridgeStreet offers upscale, fully furnished apartments, townhouses and condominiums primarily for business travelers and relocating corporate executives who need lodging for one night up to several months or more. The company's diverse customer base centers on Fortune 2000 corporations, professional service firms, and travel-wise individuals. BridgeStreet's toll-free number is 1-800-B-STREET for calls from the U.S. or Canada. More information is available on the company's web site at WWW.BRIDGESTREET.COM.

         MeriStar Hotels & Resorts operates 236 hospitality and leisure properties with more than 46,000 rooms and 10 golf courses in 34 states, the District of Columbia, Canada, Puerto Rico, and the Caribbean. For more information about MeriStar Hotels & Resorts, visit the company's web site at WWW.MERISTAR.COM.

         This release contains forward-looking statements, which involve risks and uncertainties. The company's actual results may differ significantly from results discussed in the forward-looking statements due to a number of important factors, including, but not limited to, the company's planned rapid expansion, risks related to acquisition financing, dependence on third parties, market acceptance of the company's brand name, and factors affecting travel. These factors are more fully discussed in the company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission (file No. 333-39187).

         BRIDGESTREET'S DIRECTORS AND EXECUTIVE OFFICERS ARE AND WILL BE PARTICIPATING IN THE SOLICITATION OF PROXIES RELATED TO THE ACQUISITION OF BRIDGESTREET BY MERISTAR. INFORMATION CONCERNING THE IDENTITY, STOCK OWNERSHIP AND OTHER INTERESTS IN THE TRANSACTION OF BRIDGESTREET'S DIRECTORS AND EXECUTIVE OFFICERS CAN BE FOUND IN BRIDGESTREET'S DEFINITIVE PROXY STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 2, 2000. THE PROXY STATEMENT WAS MAILED ON MAY 2, 2000 TO BRIDGESTREET'S STOCKHOLDERS OF RECORD AS OF APRIL 19, 2000.

         ALL STOCKHOLDERS OF BRIDGESTREET ARE URGED TO READ BRIDGESTREET'S PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION RELATING TO THE SPECIAL MEETING OF BRIDGESTREET'S STOCKHOLDERS CALLED FOR THE PURPOSE OF APPROVING THE MERGER WITH MERISTAR. THE NOTICE OF MEETING AND PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS ARE AVAILABLE FOR FREE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEB SITE (WWW.SEC.GOV) OR FROM BRIDGESTREET BY CONTACTING INVESTOR RELATIONS AT 330-405-6060.

                                      * * *

For further information contact:    BridgeStreet Accommodations, Inc.
                                    John E. Danneberg, President and CEO,
                                    (330) 405-6060
                                    WWW.BRIDGESTREET.COM


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                        BRIDGESTREET ACCOMMODATIONS, INC.

          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                                   (UNAUDITED)

                                                            THREE MONTHS ENDED MARCH 31
                                                            ---------------------------
                                                                 2000            1999
Revenues                                                    $ 23,413,078    $ 23,186,350
Operating Expenses:
    Cost of services                                          17,803,292      17,494,766
    Selling, general and administrative expense                6,740,755       5,153,075
    Goodwill amortization                                        331,387         300,637
                                                            ------------    ------------
         Total operating expenses                             24,875,434      22,948,478
                                                            ------------    ------------
             Operating income (Loss)                          (1,462,356)        237,872

Other Income (Expense):

   Interest income                                                 9,505          16,808
    Interest expense                                            (261,598)       (166,570)
    Other income, net                                             32,562          78,537
                                                            ------------    ------------
            Other income (expense), net                         (219,531)        (71,225)
                                                            ------------    ------------
            Income before provision for income taxes          (1,681,887)        166,647
    Provision (benefit) for income taxes                        (496,594)         83,259
                                                            ------------    ------------
    Net income (loss)                                       $ (1,185,293)   $     83,388
    Foreign currency translation adjustment                     (180,600)       (208,342)
                                                            ------------    ------------
    Comprehensive (loss)                                      (1,365,893)       (124,954)
                                                            ------------    ------------

Net income per share-basic and dilutive                     $      (0.15)   $       0.01
                                                            ------------    ------------

    Weighted average shares outstanding-basic                  8,169,835       8,169,835

    Weighted average shares outstanding-dilutive               8,189,907       8,169,835